UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2018

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition

On August 10, 2018, Broadstone Net Lease, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Additionally, on August 10, 2018, the Company made available on its website an updated presentation containing quarterly supplemental information pertaining to its operations and financial results including the quarter ended June 30, 2018. A copy of the quarterly supplemental information is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The press release and the quarterly supplemental information are also available on the Company’s website.

The information contained in this Item 2.02, including the information contained in the press release attached as Exhibit 99.1 hereto and the quarterly supplemental information attached as Exhibit 99.2 hereto, are being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. References to the Company’s website in this Current Report on Form 8-K and in the attached Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 9, 2018, the board of directors (“Board”) of the Company: (1) appointed Christopher J. Czarnecki as the Company’s President (in addition to his existing position as the Company’s Chief Executive Officer), (2) appointed Sean T. Cutt as the Company’s Chief Investment Officer, and (3) appointed John D. Moragne as the Company’s Chief Operating Officer (in addition to his existing positions as the Company’s Secretary and Executive Vice President). In connection with such appointments, effective August 9, 2018, (a) Amy L. Tait stepped down from her position as the Company’s Chief Investment Officer, although Ms. Tait will continue to serve as the Company’s Founder and Chairman, (b) Sean T. Cutt stepped down from his positions as the Company’s President and Chief Operating Officer, and (c) John D. Moragne stepped down from his positions as the Company’s Chief Compliance Officer and General Counsel.

Effective August 9, 2018, Ms. Tait and Messrs. Czarnecki, Cutt, and Moragne each hold the titles with the Company set forth opposite his or her name and age below.

Name	Age	Title
Amy L. Tait	59	Chairman
Christopher J. Czarnecki	37	Chief Executive Officer and President
Sean T. Cutt	44	Chief Investment Officer
John D. Moragne	36	Executive Vice President, Chief Operating Officer, and Secretary

Biographical information with respect to Ms. Tait and Messrs. Czarnecki, Cutt, and Moragne is set forth below.

Amy L. Tait is one of the Company’s founders and has served on the Board since inception as a nominee of Broadstone Asset Management, LLC, the Company’s asset manager (“Asset Manager”). Ms. Tait also serves as the Chairman of the Board of Broadstone Real Estate, LLC, the Company’s manager (“Manager”). Ms. Tait brings more than three decades of commercial real estate experience to her position. She started her real estate career with Chemical Bank in management training and commercial real estate lending before joining Home Leasing Corporation, the predecessor to Home Properties, Inc. (formerly a publicly traded company on the NYSE as “HME”). She then served as Executive Vice President of Home Properties from its IPO in 1994 to 2001, and as a Director and Chair of the company’s Real Estate Investment Committee until 2012. Ms. Tait’s responsibilities have included acquisitions, finance, capital markets, investor relations, legal, human resources, and strategic planning.

Ms. Tait serves on the board of directors of Broadtree Residential, Inc. and Broadstone Real Estate Access Fund, the board of managers of the Manager, as a trustee of the University of Rochester, on the Simon School Executive Advisory Committee and National Council, and has served numerous other community organizations. Ms. Tait has been recognized in Rochester, New York, with the D’Tocqueville Award, the Athena Award, and Business Hall of Fame induction. She holds a B.S. degree in Civil Engineering from Princeton University and an M.B.A. from the Simon Graduate School of Business at the University of Rochester.

Christopher J. Czarnecki has served as the Company’s Chief Executive Officer since February 2017 and as its President since August 9, 2018. Mr. Czarnecki also serves as a non-independent director on the Board and as the Chief Executive Officer and President of the Manager. Mr. Czarnecki joined the Company in 2009. Mr. Czarnecki is responsible for leading the Company’s overall organization. Mr. Czarnecki also previously served as the Company’s Chief Financial Officer. In that role he oversaw various functions, including capital markets activities, accounting, property management, and operations. His responsibilities included raising new debt and equity capital for investment, managing investor relations, conducting industry research, board and investor communications, and portfolio analytics. Prior to joining the Manager, Mr. Czarnecki was a commercial real estate lender and credit analyst for Branch Banking & Trust Co. (“BB&T”). Based in Baltimore, MD, he was responsible for the underwriting of new commercial construction projects, portfolio management, and credit analysis. Mr. Czarnecki is a member of NAREIT and is a graduate of BB&T’s Leadership Development Program. He is also a member of M&T Bank’s Rochester Regional Advisory Board and a guest lecturer in real estate courses at the Simon Graduate School of Business at the University of Rochester. Mr. Czarnecki serves on the board of directors of Broadtree Residential, Inc., Broadstone Real Estate Access Fund, the board of managers of the Manager, and the board of trustees of The Strong National Museum of Play. Mr. Czarnecki holds a B.A. in Economics from the University of Rochester, a Diploma in Management Studies from the Judge Business School at the University of Cambridge, and an M.B.A. in Finance and Corporate Accounting from the Simon Graduate School of Business at the University of Rochester.

Sean T. Cutt has served as the Company’s Chief Investment Officer since August 9, 2018 and holds the same position with the Manager. Mr. Cutt previously served as the Company’s President and Chief Operating Officer from February 2017 to August 9, 2018. Mr. Cutt joined the Manager in early 2012 to manage its commercial real estate and grow its diversified portfolio. His primary responsibilities include managing acquisitions, dispositions, portfolio management, credit analysis, investment policy, and real estate underwriting. Prior to joining the Manager, Mr. Cutt was an Assistant Vice President of Development for Macerich (NYSE: MAC) from 2006 to 2012. Mr. Cutt was responsible for managing large scale retail shopping centers and mixed-use development projects across the country. Before joining Macerich, he worked at SWBR Architects & Engineers as a Project Manager for a wide variety of commercial property types. Mr. Cutt holds an A.A.S in Architectural Engineering from Alfred State College along with a B.S. in Organizational Management from Roberts Wesleyan College and an M.B.A. from the Simon Graduate School of Business at the University of Rochester.

John D. Moragne has served as the Company’s Chief Operating Officer since August 9, 2018 and as the Company’s Executive Vice President and Secretary since February 2017. Mr. Moragne also holds the same positions with the Manager. Mr. Moragne previously served as the Company’s General Counsel and Chief Compliance Officer. Mr. Moragne is responsible for leading and managing all operations, administrative, human resource, information technology, legal, compliance, corporate governance, and risk management functions and affairs for the Company and the Manager. Prior to joining the Manager in 2016, Mr. Moragne was a partner at the law firm now known as Vaisey Nicholson & Nearpass PLLC from April 2015 to February 2016 and was a corporate and securities attorney at Nixon Peabody LLP from September 2007 through March 2015. Mr. Moragne holds a B.A. from SUNY Geneseo and a J.D. from The George Washington University Law School.

There are no arrangements or understandings with any other persons pursuant to which Ms. Tait or Messrs. Czarnecki, Cutt, or Moragne was appointed as an officer of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated August 10, 2018
99.2	Quarterly Supplemental Information for the Quarter Ended June 30 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer, and Secretary

Date: August 10, 2018